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                                                                    EXHIBIT 4.28

                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, (the "Agreement"), dated as of March 30,
                                          ---------
1998 between MASTER GRAPHICS, INC., a Tennessee corporation (the "Company"), and
                                                                  -------
GECFS, INC., a Nevada corporation ("GECFS").  All capitalized terms used herein
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and not otherwise defined have the meaning specified in Section 7 hereof.

          1.   Background.  The Company is a party to a certain Exchange
               ----------
Agreement, which governs certain rights and obligations of the Company and GECFS. The Company and GECFS desire to provide for registration rights relating to securities acquired pursuant to the Exchange Agreement.

          2.   Registration Rights.
               -------------------

               2.1.  Incidental (Piggyback) Registration.  If at any time, the
                     -----------------------------------
Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), for public offering and sale (other
                       --------------
than registrations with regard to acquisitions of employee stock options, employee purchase plans or other employee benefit plans on Form S-8 under the Securities Act or any successor form or registration on Form S-4), the Company shall give written notice to GECFS of its intention to effect such a registration at least sixty days prior to the filing with the Securities and Exchange Commission (the "SEC") of such registration statement. Upon written
                          ---
request of GECFS the Company shall use its best efforts to cause the number of GECFS's Registrable Securities then held by GECFS and referred to in such request to be included in such registration statement; provided, however, that
                                                       --------  -------
in the event that the offering pursuant to such registration statement shall be underwritten and the underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration pursuant to this Section 2.1 exceeds the number of securities that can be sold in the offering without adversely affecting the offering price or the marketing of the Company's securities, the Company may first include in such registration all securities the Company proposes to sell, and GECFS shall accept a reduction (pro rata with any other holders of the Company's equity securities entitled to register such securities on such registration statement whose registration rights are not subordinate to GECFS), on the basis of the proportion that the market value (based upon the proposed offering price of such securities or the mid-point of the range of the proposed offering prices if any of such securities) (the "Market Value") of each security holder's aggregate securities
                  ------------
requested to be registered bears to the Market Value of the aggregate amount of all equity securities (other than those to be sold for the Company's account) as to which registration is sought) in the number of securities to be included in such registration, which reduction may, if necessary, be total. The Company shall keep such registration statement current for a period of nine months from effective date of such registration statement or until such earlier date as all of GECFS's registered Registrable Securities have been sold. In connection with such registration, the holders will execute
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and deliver such customary underwriting documents as are requested by the managing underwriter as a condition to the inclusion of GECFS's Registrable Securities in the registration statement.

               2.2.  Demand Registration. (a)  Except as provided in Section
                     --------------------
2.2(b) below, after the completion by the Company of an initial public offering under the Securities Act of any of its securities pursuant to a registration statement filed with the SEC, upon the written request of GECFS that the Company effect pursuant to this Agreement the registration of Registrable Securities under the Securities Act (which request shall specify the Registrable Securities so requested to be registered, the Proposed Amounts thereof and the intended method of disposition by GECFS), the Company will, as expeditiously as reasonably possible, but not later than ninety days after the date of receipt of such request, use its best efforts to effect the registration under the Securities Act of the Proposed Amount of Registrable Securities, for disposition in accordance with the intended method of disposition stated in such request. The Company has the right to defer the filing of any such registration statement or any amendment to such registration statement (a) in order to enable the Company to prepare necessary financial statements for inclusion in such registration statement, including any financial statements of any corporation or other entity which has been or is expected to be acquired, (b) in order that the Company not be required to disclose material nonpublic information, provided that delays of the type referred to in this clause (b) do not exceed ninety days in the aggregate, or (c) in order that a filing not be made earlier than two hundred seventy days after the effective date of any other registration statement filed by the Company. If the Company is able to register GECFS's Registrable Securities on a Form S-3, or subsequent similar form, in a manner which does not require inclusion in any information concerning the Company other than to incorporate by reference its filing under the Exchange Act, the period referred to in clause (c) is one hundred thirty-five days. The Company shall keep any registration statement filed pursuant to this Section 2.2 current and effective until the earlier of (i) nine months from the effective date of the registration statement or (ii) such date as GECFS shall have sold all the registered shares or shall have advised the Company that it no longer desires to sell such shares pursuant to such registration statement. GECFS is entitled to two demand registration rights pursuant to this Section 2.2. The Company shall be entitled to include in any registration statement filed pursuant to this
Section 2.2: (A) securities of the Company held by any other security holder of the Company, and (B) in an underwritten public offering, securities of the Company to be sold by the Company for its own account, except as and to the extent that (X) in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registrable Securities to be sold by GECFS and General Electric Capital Corporation or its affiliates or (Y) in GECFS's reasonable opinion (if such method of disposition is not an underwritten public offering), such inclusion would adversely affect the price at which the Registrable Securities may be sold pursuant

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

to the plan of distribution; provided, however, that if, after such registration
                             --------  -------
statement has been filed, the managing underwriter believes that the inclusion of all securities requested to be included in the proposed underwritten public offering would adversely affect the marketing of the Registrable Securities or, in the case of a distribution that is not an underwritten public offering, GECFS reasonably believes that the inclusion of all securities requested to be included in such registration statement would adversely affect the price at which the Registrable Securities may be sold pursuant to the plan of distribution, then the aggregate amount of securities to be offered by the Company and such other security holders of the Company shall be reduced so as to permit the offering of all Registrable Securities requested by GECFS without such adverse effects.

          (b) The Company shall not be obligated to take any action to effect any registration requested by GECFS pursuant to Section 2.2(a) hereof after the Company has effected two (2) such registrations pursuant to Section 2.2(a) and each such registration has been declared or ordered effective.

          (c) Notwithstanding any other provision of this Agreement to the contrary, a registration requested pursuant to this Section 2.2 shall not be deemed to have been effected (i) unless it has become effective, provided that a
                                                                 --------
registration that does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal of GECFS to proceed shall be deemed to have been effected by the Company at the request of GECFS unless GECFS shall have elected to pay all Company Registration Expenses in connection with such registration, (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by GECFS, or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied other than by reason of some wrongful act or omission, or act or omission in bad faith, by GECFS.

          2.3. Registration Procedures.  Subject to the limitations set forth
               -----------------------
elsewhere herein, if and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

          (a) in the case of a registration under Section 2.2 hereof, prepare and file with the SEC (such filing to be made within ninety days after the initial request by GECFS) a registration statement with respect to such Registrable Securities on a form appropriate to permit GECFS to sell

                                       3
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the Proposed Amount in accordance with GECFS's intended method of distribution and use its best efforts to cause such registration statement to become and remain effective;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as shall be requested by GECFS, which period shall not exceed nine (9) months and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period;

          (c) furnish to counsel for GECFS and each underwriter of the securities being sold by GECFS, at least 5 days prior to the filing thereof, such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such counsel may reasonably request, in substantially the form in which they are proposed to be filed with the SEC, in order to facilitate the public sale or other disposition of the Registrable Securities owned by GECFS;

          (d) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as GECFS or any underwriter of the securities being sold by GECFS shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable GECFS and such underwriter to consummate the disposition in such jurisdictions of such Registrable Securities owned by GECFS, except that the Company shall not for any purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (d), it would not be obligated to be so qualified, or subject itself to taxation in any such jurisdiction;

          (e) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable GECFS to consummate the disposition of such Registrable Securities;

          (f) notify GECFS, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or

                                       4
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omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to GECFS and each underwriter a reasonable amount of copies of a prospectus supplement or amendment so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to GECFS, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (h) enter into such agreements (including an underwriting agreement in customary form) and take such other actions as GECFS shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (i) to use its best efforts to furnish to GECFS an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountant (in accordance with SAS 72), addressed to GECFS, in customary form and covering such matters of the type customarily covered by such opinions and "cold comfort" letters as GECFS shall reasonably request;

          (j) make available for inspection by GECFS, by any other underwriter participating in any disposition to be effected pursuant to such registration statement, and by any attorney, accountant or other agent retained by GECFS or any such underwriter, all reasonably pertinent financial and other records, reasonably pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors, employees and the independent public accountants who have audited its financial statements to supply all information reasonably requested by GECFS or any such underwriter, attorney, accountant or agent in connection with such registration statement; provided,
                                                                    --------
however, that GECFS and each such representative of GECFS, underwriter,
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attorney, accountant or agent must execute and deliver to the Company a confidentiality agreement in form and substance reasonably acceptable to the Company agreeing to keep any such information and records concerning the Company confidential;

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          (k)  permit GECFS to participate in the preparation of such registration or comparable statement;

          (l) at or prior to the effective date of the registration use commercially reasonable efforts to (i) secure a CUSIP number for all Registrable Securities, and (ii) cause the Registrable Securities to be listed or included for reporting on the NASDAQ Stock Market, or cause the Registrable Securities to be listed on each other national securities exchange, if any, on which any other class of the Company's securities are then listed; and

          (m) in the case of an underwritten offering, enable the Registrable Securities to be in such denominations or such number of shares and registered in such names as the underwriters may request at least two business days prior to the sale of the Registrable Securities.

          In the case of an underwritten offering, the underwriters shall be selected by the Company and reasonably acceptable to GECFS.

          GECFS shall, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (f) above, forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until GECFS's receipt of the copies of the supplemented or amended prospectus contemplated by said subdivision and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in GECFS's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in subdivision (b) above shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when GECFS shall have received the copies of the supplemented or amended prospectus contemplated by subdivision (f) above.

          GECFS shall enter into such customary agreements as requested by the Company in connection with the registration of securities as contemplated by this Agreement.

          GECFS shall furnish to the Company in writing such information and documents regarding GECFS and the distribution of such securities as may be required to be disclosed in the registration statement in question by the rules and regulations under the Securities Act or under any other applicable securities or blue sky laws of the jurisdictions referred to in Section 2.3(d) hereof.

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          If any such registration or comparable statement refers to GECFS by name or otherwise as the holder of any securities of the Company then GECFS shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to GECFS and presented to the Company in writing, to the effect that the holding by GECFS of such securities is not to be construed as a recommendation by GECFS of the investment quality of the Company's securities covered thereby and that such holding does not imply that GECFS will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to GECFS by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to GECFS.

          3.   Registration Expenses.  In connection with any registration of
               ---------------------
Registrable Securities pursuant to this Agreement the Company will, whether or not any registration pursuant to this Agreement shall become effective, from time to time promptly upon receipt of bills or invoices relating thereto, pay all expenses (other than Selling Expenses) incident to its performance of or compliance with this Agreement (the "Company Registration Expenses"), including
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without limitation all registration, filing and NASD fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and other Persons retained by the Company; provided, however, that in all events, GECFS shall be
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responsible for the fees and expenses of its counsel and its accountants.  GECFS shall also be responsible for all Selling Expenses.

          4.   Indemnification.  (a) The Company will, and hereby does,
               ---------------
indemnify, to the extent permitted by law, GECFS, its officers and directors, if any, and each Person, if any, who controls GECFS within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses under the Securities Act, joint or several, caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement made in reliance on or in conformity with any information furnished in writing to the Company by GECFS or any participating underwriter expressly for use therein. If the offering pursuant to any registration statement provided for under this Agreement is made through underwriters, the Company agrees to enter into an underwriting agreement in

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customary form with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as hereinbefore provided with respect to the indemnification of GECFS, its officers and directors, if any, and each Person, if any, who controls GECFS within the meaning of Section 15 of the Securities Act.

          (b) If for any reason the indemnity under Section 4(a) is unavailable, then the Company shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the indemnified party on the other or (ii) if the allocation provided by subdivision (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault of by the Company on the one hand and the indemnified party on the other but also the relative benefits received by the Company and the indemnified party as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (c) The Company shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 4 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable.

          5.   Limitations on Sale or Distribution of Securities.  If a
               -------------------------------------------------
registration under this Agreement shall be in connection with an underwritten public offering of securities for the Company's or any other security holder's account (other than GECFS), GECFS shall be deemed to have agreed by acquisition of such Registrable Securities not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, during such period prior and subsequent to the commencement of the offering of securities pursuant to such registration statement as may be reasonably requested by the underwriters thereof, and in all cases to otherwise comply with all applicable rules under the Securities Act and the Exchange Act, including, without limitation, Rules 10b-6 and 10b-7 thereunder.

          6.   Registration Rights to Others.  If the Company shall at any time
               -----------------------------
hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, such rights shall be subordinate to and shall not be in conflict with or adversely affect any of the rights provided in this Agreement to GECFS.

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

          7.   Definitions.  The following terms have the following respective
               -----------
meanings for the purpose of this Agreement:

          "Affiliate" shall have the meaning ascribed to such term in the
           ---------
Exchange Agreement.

          "Common Stock" means the Company's common stock, par value $0.01 per
           ------------
share.

          "Exchange Act" means the Securities Exchange Act of 1934 or any
           ------------
similar federal statute as at the time in effect, and any reference to a particular Section of such Act shall include a reference to the comparable Section, if any, of any such similar federal statute.

          "Exchange Agreement" means the Exchange Agreement, dated as of March
           ------------------
30, 1998, between the Company and GECFS.

          "Person" shall have the meaning ascribed to such term in the Exchange
           ------
Agreement.

          "Proposed Amount" means, with respect to the Registrable Securities,
           ---------------
the aggregate amount of Shares thereof that GECFS shall request the Company to register pursuant to Section 2.

          "Registrable Securities" means (i) the shares of Common Stock of the
           ----------------------
Company underlying or issued pursuant to the conversion of the Series A Preferred Stock, including any additional securities of the Company issued in respect of such securities by way of a stock split, dividend or other recapitalization or exchange of securities with or by the Company and (ii) any shares held by General Electric Capital Corporation or its affiliates issuable upon exercise of any stock purchase warrant between the Company and General Electric Capital Corporation. Once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company, or (iv) they shall have ceased to be outstanding.

          "Securities Act" means the Securities Act of 1933 or any similar
           --------------
Federal statute as at the time in effect, and any reference to a particular Section of such Act shall include a reference to the comparable Section, if any, of any such similar Federal statute.

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

          "Selling Expenses" means all underwriting discounts, selling
           ----------------
commissions, stock transfer taxes, and fees and disbursements of counsel for, and any other Person retained by, GECFS, applicable to the securities registered by GECFS.

          "Series A Preferred Stock" means the Series A Cumulative Convertible
           ------------------------
Redeemable Preferred Stock of the Company, issued by the Company to GECFS pursuant to the Exchange Agreement.

          8.   Amendments and Waivers.  This Agreement may be amended, and any
               ----------------------
provision of this Agreement may be waived, by a writing signed by both GECFS and the Company. GECFS shall be bound by any consent given pursuant to this Section 8, whether or not any affected Registrable Securities shall have been marked to indicate such consent.

          9.   Notices. All notices, demands and other communications given or
               -------
delivered under this Agreement will be in writing and shall be made by hand delivery, overnight courier, first-class mail, or telecopier and will be deemed to have been given when personally delivered, four business days after being mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied (subject to receipt of written confirmation). Notices, demands and communications to the Company and the Purchaser will, unless another address is specified in writing, be sent to the addresses set forth in the Exchange Agreement.

          10.  Specific Performance.  The parties hereto recognize and agree
               --------------------
that money damages may be insufficient to compensate GECFS for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

          11.  Severability.  In the event that any one or more of the
               ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          12.  Miscellaneous.  This Agreement shall be binding upon and inure to
               -------------
the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not. GECFS may freely assign all or a portion of its rights under this agreement. This Agreement embodies the entire agreement and understanding between the Company and

GECFS and supersedes all prior agreements and understandings relating to the subject matter hereof. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF TENNESSEE. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                   MASTER GRAPHICS, INC.


                                   By: /s/ Lance T. Fair
                                       -----------------
                                   Name: Lance T. Fair
                                   Title: Chief Financial Officer


                                   GECFS, INC.


                                   By: /s/ Kim A. Tanner
                                       -----------------
                                       Kim Tanner
                                       Operations Manager

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